Exhibit 99.3

Cross Border Resources, Inc.
Unaudited Pro Forma Combined Financial Information

UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

Effective January 3, 2011 (the “Closing Date”), the Company completed the acquisition of Pure Energy Group, Inc. (“Pure Sub”) as contemplated pursuant to the Agreement and Plan of Merger dated December 2, 2010 (the “Pure Merger Agreement”) among the Company, Doral Acquisition Corp., the Company’s wholly owned subsidiary (“Doral Sub”), Pure Gas Partners II, L.P. (“Pure”) and Pure Energy Group, Inc. (“Pure Sub”), a wholly owned subsidiary of Pure L.P (Pure Sub,  Pure and Pure L.P. being collectively referred to herein as the “Pure Energy Group”).Pursuant to the provisions of the Pure Merger Agreement, all of Pure.’s oil and gas assets were transferred to Pure Sub. Pure Sub was then merged with and into Doral Sub, with Doral Sub continuing as the surviving corporation (the “Pure Merger”). Upon completion of the Pure Merger, the outstanding shares of Pure Sub were converted into an aggregate of 9,981,536 shares of the Company’s common stock. As a result of the Pure Merger, Pure L.P. owns approximately 80% of the Company’s total outstanding shares on a fully diluted basis, with the Company’s previous stockholders owning the remaining 20%.

The following unaudited pro forma combined balance sheet combines balance sheet data for the Company and the Pure Energy Group as of October 31, 2010 as if the acquisition had been completed on October 31, 2010. The following unaudited pro forma combined statement of operations combines the statements of operations data for the Company and the Pure Energy Group for three months ended October 31, 2010 and the year ended July 31, 2010, as if the acquisition had been completed on August 1, 2009. The unaudited pro forma financial information is based upon the historical consolidated financial statements of Cross Border Resources, Inc. and the historical consolidated financial statements of Pure Gas Partners, L.P. and the assumptions, estimates and adjustments which are described in the notes to the unaudited pro forma combined financial statements. The assumptions, estimates and adjustments are preliminary and have been made solely for purposes of developing such pro forma information. The unaudited pro forma combined financial statements include adjustments that have been made to reflect the preliminary purchase price allocations. These preliminary allocations represent estimates made for purposes of these pro forma financial statements and are subject to change upon a final determination of fair value.

The unaudited pro forma combined financial statements are presented for illustrative purposes only and are not necessarily indicative of the consolidated financial position or consolidated results of operations of Cross Border Resources, Inc. that would have been reported had the acquisitions occurred on the dates indicated, nor do they represent a forecast of the consolidated financial position of Cross Border Resources, Inc. at any future date or the consolidated results of operations for any future period. Furthermore, no effect has been given in the unaudited pro forma combined statements of operations for synergistic benefits or cost savings that may be realized through the combination of Cross Border Resources, Inc. and the Pure Energy Group or costs that may be incurred in integrating of Cross Border Resources, Inc. and the Pure Energy Group. The unaudited pro forma combined financial statements should be read in conjunction with the audited consolidated financial statements and related notes, together with management’s discussion and analysis of financial condition and results of operations, contained in Cross Border Resources, Inc. (formerly Doral Energy Corp.)’s Annual Report on Form 10-K for the period ended July 31, 2010, which is on file with the SEC, and the historical consolidated financial statements and related notes of Pure Gas Partners, L.P. included in this Form 8-K/A.

Cross Border Resources, Inc.
Unaudited Pro Forma Combined Balance Sheet
As of October 31, 2010

	Historical		Pro Forma		Pro Forma
	Pure Energy Group	Doral Energy	Adjustments		Combined
ASSETS
Current assets:
Cash and cash equivalents	$663,663	$44,592	$-		$708,255
Accounts receivable - Production	1,174,122	97,641	-		1,271,763
Accounts receivable - Doral Energy	250,000	-	(250,000	) (B)	-
Prepaid expenses and other current assets	6,038	6,003	-		12,041
Total current assets	2,093,823	148,236	(250,000)		1,992,059
Oil and gas properties, net	9,656,928	2,334,146	8,037,846	(A)	20,028,920
Other property and equipment, net	129,755	60,233	-		189,988
Goodwill	2,266,470	-	-		2,266,470
Deferred bond issuance costs	218,334	-	-		218,334
Deferred bond discount	80,846	-	-		80,846
Other assets	112,125	228,268	-		340,393
Total assets	$14,558,281	$2,770,883	$7,787,846		$25,117,010

LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)
Current liabilities:
Accounts payable and accrued expenses	$322,625	$388,907	$200,000	(C)	$911,532
Accounts payable - related party	-	73,250	-		73,250
Accounts payable - revenue distribution	101,601	-	-		101,601
Interest payable	53,938	-	-		53,938
Deferred revenues	184,047	-	-		184,047
Distributions payable	2,105	-	-		2,105
Lines of credit	1,582,426	-	-		1,582,426
Bonds payable - current portion	660,000	-	-		660,000
Long -term debt - current portion	-	1,279,254	(250,000	) (B)	1,029,254
Note payable - related party	-	400,000	-		400,000
Creditors payable - current portion	125,000	-	-		125,000
Current derivative liability	-	20,986	-		20,986
Total current liabilities	3,031,742	2,162,397	(50,000)		5,144,139
Bonds payable, net of current portion	3,555,000	-	-		3,555,000
Long -term debt, net of current portion	-	15,833	-		15,833
Creditors payable, net of current portion	1,681,304	-	-		1,681,304
Asset retirement obligation	-	630,499	-		630,499
Total liabilities	8,268,046	2,808,729	(50,000)		11,026,775
Shareholders' equity (deficit):
Non-controlling interest	950,687	-	(950,687	) (E)	-
Partners' capital	5,339,548	-	(5,339,548	) (E)	-
Common stock	-	111,433	(109,407	) (D)	2,026
			9,982	(E)	9,982
Additional paid-in capital	-	16,580,918	109,407	(D)	16,690,325
			14,318,099	(E)	14,318,099
Accumulated deficit	-	(16,730,197)	(200,000	) (C)	(16,930,197)
Total shareholders' equity (deficit)	6,290,235	(37,846)	7,837,846		14,090,235
Total liabilities and shareholders' equity (deficit)	$14,558,281	$2,770,883	$7,787,846		$25,117,010

See notes to the unaudited pro forma combined financial information.

Cross Border Resources, Inc.
Unaudited Pro Forma Combined Statement of Operations
For the Three Months Ended October 31, 2010

	Historical		Pro Forma		Pro Forma
	Pure Energy Group	Doral Energy	Adjustments		Combined
Revenues:
Revenue - Oil and gas sales	$1,215,780	$210,096	$-		$1,425,876
Gain on sale of oil and gas properties	31,479	-	-		31,479
Revenue - Others	7,500	-	-		7,500
Total revenues	1,254,759	210,096	-		1,464,855

Costs and expenses:
Lease operating costs	122,259	198,952	-		321,211
Production taxes	99,337	17,164	-		116,501
Depreciation, depletion and amortization	269,191	71,864	-		341,055
Professional fees - oil and gas exploration	153,686	-	-		153,686
Bond issuance costs amortization	12,596	-	-		12,596
Accretion expense	-	11,599	-		11,599
(Gain) on sale of oil and gas properties	(31,479)	-			(31,479)
General and administrative	129,214	273,795	-		403,009
Total costs and expenses	754,804	573,374	-		1,328,178
Income (loss) from operations	468,476	(363,278)	-		105,198

Non-operating income (expense):
Gain on financial instrument derivatives	-	35,247	-		35,247
Loss on extinguishment of debt	-	(50,000)	-		(50,000)
Interest expense	(93,709)	(21,434)	-		(115,143)
Total costs and expenses	(93,709)	(36,187)	-		(129,896)

Income (loss) before income taxes and minority interest	374,767	(399,465)	-		(24,698)

Income taxes	-	-	-		-

Income (loss) before minority interest	374,767	(399,465)	-		(24,698)

Income (loss) attributable to minority interest	11,788	-	(11,788	) (E)	-

Net income (loss)	$362,979	$(399,465)	$11,788	(E)	$(24,698)

Loss per share
Basic and diluted loss per share		$(0.00)			$(0.00)
Basic and diluted weighted average common shares outstanding		109,208,7766	9,981,536	(F)	11,967,150

See notes to the unaudited pro forma combined financial information.

Cross Border Resources, Inc.
Unaudited Pro Forma Combined Statement of Operations
For the Year Ended July 31, 2010

	Historical		Pro Forma		Pro Forma
	Pure Energy Group	Doral Energy	Adjustments		Combined
Revenues:
Revenue - Oil and gas sales	$4,269,165	$1,664,209	$-		$5,933,374
Revenue – others	1,812	-	-		1,812
Total revenues	4,270,977	1,664,209	-		5,935,186

Costs and expenses:
Lease operating costs	429,464	1,657,931	-		2,087,395
Production taxes	348,996	163,980	-		512,976
Depreciation, depletion and amortization	1,555,985	394,643	-		1,950,628
Professional fees - oil and gas exploration	287,510	-	-		287,510
Bond issuance costs amortization	50,385	-	-		50,385
Accretion expense	-	36,717	-		36,717
(Gain) or Loss on sale of oil and gas properties	(4,160)	9,043,801	-		9,039,641
General and administrative	565,477	3,137,272	-		3,702,749
Total costs and expenses	3,233,657	14,434,344	-		17,668,001
Income (loss) from operations	1,037,320	(12,770,135)	-		(11,732,815)

Non-operating income (expense):
Gain on financial instrument derivatives	-	197,940	-		197,940
Loss on extinguishment of debt	-	(272,557)	-		(272,557)
Net loss on oil and gas derivative contracts	-	(67,020)	-		(67,020)
Other income	-	18,106	-		18,106
Interest expense	(407,576)	(911,043)	-		(1,318,619)
Total costs and expenses	(407,576)	(1,034,574)	-		(1,442,150)

Income (loss) before income taxes and minority interest	629,744	(13,804,709)	-		(13,174,965)

Income tax benefit	-	8,071	-		8,071

Income (loss) before minority interest	629,744	(13,796,638)	-		(13,166,894)

Income (loss) attributable to minority interest	10,967	-	(10,967	) (E)	-

Net income (loss)	$618,777	$(13,796,638)	$10,967	(E)	$(13,166,894)

Loss per share
Basic and diluted loss per share		$(0.15)			$(1.13)

Basic and diluted weighted average common shares outstanding		90,106,491	9,981,536	(F)	11,619,836

See notes to the unaudited pro forma combined financial information.

Cross Border Resources, Inc.
Notes to Unaudited Pro Forma Combined Financial Information

1. Basis of Pro Forma Presentation

The pro forma data is presented for illustrative purposes only and is not necessarily indicative of the operating results that would have occurred had the transaction been consummated as of August 1, 2009. Pro forma adjustments reflect only those adjustments which are factually determinable and do not include the impact of potential contingencies, which will not be known until the resolution of the contingency. The preliminary purchase consideration and purchase price allocation has been presented and does not necessarily represent the final purchase price allocation. The preliminary allocations of the purchase consideration to tangible and intangible assets acquired and liabilities assumed herein were based upon preliminary valuations and our estimates and assumptions are still subject to change.

2. Preliminary Purchase Price Allocation

The purchase price of the assets of the Company arising from the reverse acquisition with the Pure Energy Group was $8,000,000, representing eighty percent (80%) of the appraised value of 2,471,511 post-split shares of the Company which was issued and outstanding immediately prior to the reverse acquisition. The allocation of the purchase price and the purchase price accounting is based upon preliminary estimates of the assets and liabilities effectively acquired on January 3, 2011 in accordance with ASC topic 805, Business Combinations.

The allocation of the purchase price is estimated as follows:

Cash and cash equivalents	$44,592
Accounts receivable	97,641
Prepaid expenses and other current assets	6,003
Proved oil and gas properties	10,371,992
Property and equipment	60,233
Other assets	228,268
10,808,729
Accounts payable	(262,739)
Accounts payable- related party	(73,250)
Accrued liabilities	(126,168)
Long-term debt	(1,295,087)
Notes payable to related party	(400,000)
Current derivative liability	(20,986)
Asset retirement obligation	(630,499)
Purchase price	$8,000,000

3. Pro Forma Adjustments

The unaudited pro forma combined financial statements include the following pro forma entries and assumptions:

(a)	Adjustment to record oil and gas properties at fair market value as of the date of the unaudited pro forma financial statements.
(b)	Adjustment to eliminate intercompany loans of $250,000 as of the date of the unaudited pro forma financial statements.
(c)	Adjustment to record fees of $200,000 payable to CK Coooper as of the date of the unaudited pro forma financial statements which due upon closing of the reverse merger acquisition.

(d)
Adjustment to record the effect of a 1-for-55 reverse split of the Company’s common stock as of the date of the unaudited pro forma financial statements.  The 1-for-55 reverse split was effective December 27, 2010.

(e)
Adjustment to record the removal of the partners’ capital and non-controlling interest (and related income (loss) attributable to non-controlling interest) of the Pure Energy Group amounting to $5,5339,548 and $950,687, respectively, and to record common stock of $9,982 and Additional Paid-in Capital of $8,027,864 related to the issuance of 9,981,536 shares of the Company’s common stock.

(f)	Adjustment to record the weighted impact of 9,981,536 shares of the Company’s common stock issued in connection with the reverse acquisition.